SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2007
GeoEye, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50933	20-2759725

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21700 Atlantic Boulevard
Dulles, Virginia 20166

(Address and Telephone Number of Principal Executive Offices)
(703) 480-7500

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.
      GeoEye, Inc. today issued a press release, attached hereto as Exhibit 99.1, in which it announced the final payment on the $50 million credit facility that it drew down in January 2006 to fund the acquisition of the assets of Colorado-based Space Imaging. The two and one-half year facility did not have an amortization repayment schedule but was structured to be repaid from excess cash flow generated by the assets purchased from Space Imaging. Given the performance of the operation, we were able to repay this facility with cash flow generated by those assets within calendar year 2006. In conjunction with this repayment, the preferred stock that was issued in connection with the loan will be cancelled, as provided by their terms. We believe that this information might be useful to investors.
Item 9.01       Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 5, 2007

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2007	GEOEYE, Inc.
	By:	/s/ William L. Warren
William L. Warren
Senior Vice President, General Counsel & Secretary